SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement                 [ ]  Confidential, For Use of the Commission
                                                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                 INTERIORS, INC.
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                (Name of Registrant as Specified in Its Charter)

                             The Broderick Committee
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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

                             THE BRODERICK COMMITTEE
                            Toll Free (866) 875-6642

                                                                December 4, 2000

Dear Fellow Stockholders:

    It's Time to Turn Interiors, Inc. Around Now . . . Before It's Too Late!
    ------------------------------------------------------------------------

         As we stated in our previous letter to you, The Broderick Committee is a group of concerned stockholders formed for the purpose of expressing to Interiors, Inc. ("Interiors") and its stockholders our grave concern about Interiors' deteriorating financial performance and its alarmingly low stock price. As we explain in the Proxy Statement enclosed with this letter, we believe that this disturbing trend will continue if Max Munn, Roger Lourie and Richard Josephberg remain on the Board of Directors. We need your support to elect our nominees to the Board so they can take necessary steps to halt the decline of Interiors before it is too late. We are happy to report that we have significant support from Interiors' stockholders and we are looking forward to the December 15th annual stockholder meeting. BUT WE STILL NEED YOUR HELP!

            HOWEVER, TIME IS SHORT. PLEASE SIGN, DATE AND RETURN THE
            --------------------------------------------------------
                        ENCLOSED GOLD PROXY CARD TODAY.
                        -------------------------------

         We are stockholders, just like you. We own 2,803,940 shares and our interests are aligned with yours - to see the price of Interiors' stock go up. By returning the GOLD proxy card, you will be helping to prevent any further decline at Interiors. PLEASE DO NOT SEND BACK ANY PROXY CARD YOU RECEIVE FROM INTERIORS' MANAGEMENT, EVEN TO VOTE AGAINST THEM. However, if you have already done so, don't worry: you can change your vote by quickly returning the GOLD proxy card in the enclosed postage paid envelope. Only your latest dated and properly executed vote will count.

                      LOOK AT INTERIORS' PERFORMANCE UNDER
                           MUNN, LOURIE AND JOSEPHBERG

         PLUMMETING STOCK PRICE: Like us, you have watched the value of your investment in Interiors dwindle down to its current rock bottom level of $0.15 per share. Just look at what our shares have done while Max Munn, Roger Lourie and Richard Josephberg have been on the Board of Directors:


   [CHART OF DAILY CLOSING PRICES OF CLASS A COMMON STOCK OF INTERIORS, INC.
                  FROM NOVEMBER 28, 1995 TO NOVEMBER 28, 2000]

         From $4.63 per share on June 19, 1996 to $0.15 per share on December 1, 2000 - that is a loss of almost 98% of the value of our shares. If your bank lost 98% of your checking or savings account, would you just sit back and watch it happen? Or would you TAKE A STAND! In October 2000, this poor performance resulted in the NASDAQ Small Cap Market delisting Interiors' Class A Common Stock which adversely affects the market value and liquidity of the stock.

         CHAIRMAN'S COMPENSATION: Despite watching Interiors suffer $26.6 million in losses during the past two fiscal years, Interiors' filings with the SEC disclose that the Board has rewarded Max Munn, the Chairman of Interiors' Board of Directors, with a significant salary and bonus. Did you know that Mr. Munn earned $375,000 last year and received a $113,250 bonus? He also received $741,000 in advances over the past two years. We believe he has not paid back his most recent advance, and the Board of Directors forgave all the interest Max Munn owed Interiors on the 1999 advance.

         TRANSACTIONS WITH FAMILY MEMBERS: As disclosed in Interiors' SEC filings, Interiors' Directors have permitted numerous transactions with Max Munn's family members at a time when Interiors was experiencing financial difficulty. As of June 30, 1999, Max Munn's wife owed Interiors $2,550,000, and the company has accrued no interest on the obligation. Interiors paid Max Munn's father $287,000 over the past two years for "consulting services" and an "arbitration settlement." Max Munn's sister received $500,000 from Interiors in settlement of an employment agreement. Max Munn's wife was issued over 2.4 million shares of Class B Common Stock with five for one voting rights.

         To address these problems, we are nominating Kinsey C. Craichy, Charles
M. Egan and Carl F. McWilliams for election to replace the three long-term Directors (Max Munn, Roger Lourie and Richard Josephberg) at the December 15th Annual Meeting of Stockholders. In our opinion, these individuals have proven track records of successfully leading businesses and are committed to enhancing shareholder value and the profitability of Interiors. Although there can be no assurances of success, we believe our slate of nominees will work hard to reverse the financial decline at Interiors.

         Thank you for your consideration, and we strongly urge you to give us your support in this critically important time in Interiors' history. It's not too late to turn Interiors around and save our COMPANY. however, time is short. PLEASE COMPLETE AND RETURN YOUR GOLD PROXY CARD QUICKLY.

         It is important that you vote, no matter how many or few shares you own. If you have any questions or need assistance in voting your shares, please call Corporate Investor Communications, Inc., who is assisting us, at our special toll free number (866) 875-6642.

                                                   Sincerely,

                                                   The Broderick Committee

                                                   Charles R. Broderick, III
                                                   Carl F. McWilliams
                                                   William F. Carroll
                                                   Jerry L. Bashore